EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130243 on Form S-8 of Kentucky First Federal Bancorp of our report dated September 28, 2016, appearing in the 2016 Annual Report on Form 10-K of Kentucky First Federal Bancorp.

/s/ Crowe Horwath LLP

Louisville, Kentucky

September 28, 2016